Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

NuShares ETF Trust:

We consent to the use of our report dated December 27, 2017, with respect to the financial statements of Nushares ESG Large-Cap Growth ETF, Nushares ESG Large-Cap Value ETF, Nushares ESG Mid-Cap Growth ETF, Nushares ESG Mid-Cap Value ETF and Nushares ESG Small-Cap ETF, each a series of NuShares ETF Trust, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

NuShares ETF Trust:

We consent to the use of our report dated December 27, 2017, with respect to the financial statements of Nushares ESG International Developed Markets Equity ETF and Nushares ESG Emerging Markets Equity ETF, each a series of NuShares ETF Trust, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2018